UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2009

CARAUSTAR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

North Carolina	0-20646	58-1388387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Austell Powder Springs Road, Suite 300 Austell, Georgia	30106-3227
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 948-3101

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

As previously reported, on May 31, 2009, the Company and certain of its direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Northern District of Georgia (the “Bankruptcy Court”) seeking relief under the provisions of chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). These chapter 11 cases are being jointly administered under the caption “In re: Caraustar Industries, Inc., et al., Chapter 11 Case Nos.: 09-73830, 09-73835 through 09-73837, 09-73839 through 09-73841, 09-73843 through 09-73851, 09-73853 through 09-73855” (the “Chapter 11 Case”). The Debtors continue to operate their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

On August 4, 2009 (the “Confirmation Date”), the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Debtors’ First Amended Joint Plan of Reorganization dated June 30, 2009, as supplemented by the Plan Supplement dated and filed July 17, 2009, and the Annex to the Plan Supplement dated and filed July 29, 2009 (as so modified and supplemented, the “Plan”). Copies of the Debtors’ First Amended Joint Plan of Reorganization dated June 30, 2009, the Plan Supplement and the Annex to the Plan Supplement are filed as Exhibits to this Report and are incorporated herein by this reference.

The following is a summary of the material matters contemplated to occur either pursuant to or in connection with the confirmation and implementation of the Plan. This summary only highlights certain of the substantive provisions of the Plan and is not intended to be a complete description of, or a substitute for a full and complete reading of, the Plan. This summary is qualified in its entirety by reference to the full text of the Plan. Capitalized terms used but not defined in this Form 8-K have the meanings set forth in the Plan.

I. Plan of Reorganization

A. Reorganized Company

On the date all of the conditions precedent to confirmation and consummation of the Plan are satisfied or waived (the “Effective Date”), the Company will emerge from bankruptcy as a private company controlled by the Senior Noteholders.

B. Treatment of Claims and Interests

1. Administrative Expense Claims: Subject to the provisions of sections 328, 330, 331 and 503(b) of the Bankruptcy Code, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Administrative Expense Claim, each Holder of such Allowed Administrative Expense Claim shall be paid in full and in Cash the unpaid portion of such Allowed Administrative Expense Claim.

2. DIP Facility Claims: Subject to the terms of the DIP Facility, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed DIP Facility Claim, on the Effective Date, all Allowed DIP Facility Claims shall be paid in full and in Cash from the proceeds of the Exit Facility or otherwise.

3. Priority Tax Claims: In full and final satisfaction, settlement, release, and discharge of and in exchange for each Priority Tax Claim, in the ordinary course of business as such claims become due, each Holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement and release of and in exchange for such Priority Tax Claim, at the election of the Debtors: (i) Cash equal to the amount of such Priority Tax Claim; (ii) such other treatment as to which the Debtors or the Debtors and the Holder of such Priority Tax Claims shall have agreed upon in writing; or (iii) such other treatment as will cause such Claims not to be Impaired; provided, however, that any Priority Tax Claim not due and owing on the Effective Date will be paid when such Claim becomes due and owing.

4. Other Claims and Interests: The Plan divides all other Claims against, and all Interests in, the Debtors into various Classes. The following chart summarizes the classification of Claims and Interests under the Plan, the treatment of each such Class and the projected recovery under the Plan, if any, for each Class. The chart is not a complete description of any Class of Claims or Interests. For a more detailed discussion of the treatment of Claims and Interests against the Debtors, including additional information regarding the assumptions underlying the calculation of the projected recoveries, see Article III of the Plan.

Class	Claims and Interests	Treatment
1	Priority Non-Tax Claims	Unimpaired; reinstated
2	Other Secured Claims	Unimpaired; reinstated, paid in cash or satisfied, to the extent secured, by the release of collateral
3	Prepetition Credit Facility Claims	Unimpaired; to the extent unpaid prior to the Effective Date, paid in cash from the Exit Facility or otherwise
4	Secured Industrial Revenue Bond Claims	Unimpaired; reinstated
5	Unsecured Industrial Revenue Bond Claims	Unimpaired; reinstated
6	General Unsecured Claims	Unimpaired; reinstated to the extent not paid in the ordinary course of business prior to the Effective Date
7	Senior Note Claims	Impaired; each Holder of an Allowed Senior Notes Claim shall be entitled to receive its Pro Rata share of the following: (i) 100% of the New Common Stock issued on the Effective Date and (ii) the New Secured Notes; provided, however, that any Senior Notes held by any of the Debtors shall be deemed defeased and no longer outstanding as of the Petition Date, and, any Senior Note Claims held by any of the Debtors shall not be entitled to receive a distribution hereunder on account of such Senior Note Claims; and, as part of the distribution to Class 7 (but in addition to, and not in reduction of, amounts to be distributed to Holders of Senior Notes Claims), the Company shall pay all Ad Hoc Committee Advisor Claims, and the reasonable fees and expenses of any counsel for the Senior Notes Indenture Trustees, incurred in connection with the Chapter 11 Case, in each case, without the need for any application to the Bankruptcy Court
8	Equity Interests	Impaired; each Holder of a Caraustar Equity Interest shall have its Interest cancelled, annulled and extinguished on the Effective Date. Each Holder of a Caraustar Equity Interest shall receive its Pro Rata share of $2,900,000 in Cash in consideration of the cancellation of its Caraustar Equity Interest, provided that no official committee of equity security holders is appointed in the Chapter 11 Case. In the event that an official committee of equity security holders is appointed, then Holders of Caraustar Equity Interests shall receive no distribution under the Plan.

C. Means for Implementation of the Plan

1. Corporate Restructuring; Reincorporation in Delaware. On the Effective Date, Reorganized Caraustar shall be reincorporated as a Delaware corporation by means of the transactions described in the Reincorporation Transactions Document as filed in the Plan Supplement, and the Articles of Incorporation and By-Laws of Reorganized Caraustar shall go into effect and shall (i) include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code; and (ii) authorize the issuance of the New Common Stock. Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, on the Effective Date, (i) the board of directors of Reorganized Caraustar shall have five (5) members, including Michael Keough, so long as he serves as Caraustar’s chief executive officer, and the following four other members as designated by the Ad Hoc Committee of Holders: William Murnane, Sarilee K. Norton, James M. Chirico, Jr., and Robert C. Buhrmaster, and (ii) the officers of Caraustar immediately prior to the Effective Date shall be the initial officers of Reorganized Caraustar. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the Articles of Incorporation, the other constituent documents of the Reorganized Caraustar, and applicable law. Thereafter, the Articles of Incorporation, By- Laws, and Reorganized Caraustar Shareholders Agreement shall govern the designation of directors. In addition, the boards of directors of the other Reorganized Debtors shall be comprised of members of the board of directors of Reorganized Caraustar, or such other persons as are designated by the board of directors of Reorganized Caraustar. Each member of the current board of directors of each of the Debtors will be deemed to have resigned on the Effective Date.

2. Issuance of New Secured Notes. On the Effective Date, each Holder of an Allowed Senior Notes Claim will receive, in partial consideration of the cancellation of its Senior Notes Claim, its Pro Rata share of the New Secured Notes. In order to facilitate such distribution, on or before the Effective Date, all relevant parties will execute, deliver and/or issue the New Secured Notes Indenture (and effectuate the appointment of an indenture trustee) and the New Secured Notes Documents, including, without limitation, the New Secured Notes. Upon execution, issuance and delivery of the New Secured Notes Documents and perfection of the liens on the collateral for the New Secured Notes, as created pursuant to the New Secured Notes Documents, and as provided herein, the Senior Notes Documents, including, without limitation, the Senior Notes, will be deemed terminated and/or cancelled. The New Secured Notes shall not be registered under the Securities Act of 1933, as amended.

3. Issuance of New Common Stock: On the Effective Date, Reorganized Caraustar shall issue an aggregate of 30,000 shares of New Class A Common Stock. Each Holder of an Allowed Senior Notes Claim will receive, in partial consideration of the cancellation of its Senior Notes Claim, its Pro Rata share of 100% of the New Common Stock issued on the Effective Date. The New Common Stock shall not be registered under the Securities Act of 1933, as amended, and shall not be listed for public trading on any securities exchange. Distribution of such New Common Stock shall be made by delivery of one or more certificates representing such shares as described herein or made by means of book-entry exchange through the facilities of DTC in accordance with the customary practices of DTC, as and to the extent practicable, as provided in the Plan. The Articles of Incorporation and By-Laws will set forth the rights and preferences under the New Common Stock. On the Effective Date, except as otherwise provided for herein, all Caraustar Equity Interests and any stockholders agreements, registration rights agreements, repurchase agreements and repurchase arrangements, or other instruments or documents evidencing or creating any obligations of a Debtor that relate to Caraustar Equity Interests that are impaired under the Plan shall be cancelled, and the obligations of the Debtors under any stockholder agreements, registration rights agreements, repurchase agreements and repurchase arrangements shall be discharged. As of the Effective Date, all Caraustar Equity Interests that have been authorized to be issued but that have not been issued shall be deemed cancelled and extinguished without any further action of any party.

4. Exit Facility: On the Effective Date, without any requirement of further action by security holders or directors of the Debtors or the Reorganized Debtors, the Reorganized Debtors shall be authorized and directed to enter into the Exit Facility Credit Agreement, as well as any notes, documents or agreements in connection therewith, including, without limitation, any documents required in connection with the creation or perfection of Liens securing the obligations under the Exit Facility, provided the Exit Facility and the foregoing documents shall be in form and substance acceptable to the Ad Hoc Committee of Holders.

5. Management Incentive Plan. Following the Effective Date, the board of directors of Reorganized Caraustar will adopt a short-term and long-term management incentive plan. Class B shares representing 10% of Reorganized Caraustar’s New Common Stock issued on the Effective Date will be reserved for equity awards under the long-term management incentive plan. Such Class B shares shall have the right to vote on board of director candidates along with the shares of New Common Stock to be received by the Senior Noteholders on the Effective Date, but will not have certain special voting rights with respect to approval of key decisions and related party transactions. Class B shares will not be entitled to certain pre-emptive rights, co-sale rights or demand registration rights and will be transferable only to family members. Otherwise, Class B shares shall have the same priority, right to dividends, and other indicia of ownership as do the shares of New Common Stock to be received by the Senior Noteholders on the Effective Date. Equity awards under the long-term management incentive plan may be granted to management by the Board of Directors of Reorganized Caraustar in its discretion. In addition, on the Effective Date of the Plan, each participant in the Debtors’ existing 2009 Incentive Plan will receive a cash payment equal to fifty percent (50%) of the participant’s targeted annual incentive payment under such plan. Each such payment shall be credited dollar-for-dollar against any additional or future payment a participant is due to receive under such plan and shall be refunded to the Debtors by any participant that voluntarily leaves the Debtors’ employment or is terminated for cause within six (6) months after the Effective Date, provided that prior to receipt of such cash payment, each participant will enter into an agreement with the Debtors providing for this repayment obligation.

D. Treatment of Executory Contracts and Unexpired Leases

Except as otherwise provided in the Plan, or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, as of the Effective Date, each Debtor shall be deemed to have assumed each Executory Contract and Unexpired Lease to which it is a party, unless such contract or lease: (1) was assumed or rejected previously by the Debtors; (2) previously expired or terminated pursuant to its own terms; (3) is the subject of a motion to reject filed on or before the Confirmation Date; or (4) is set forth in a schedule, as an Executory Contract or Unexpired Lease to be rejected, filed as part of the Plan Supplement. The Confirmation Order shall constitute an order of the Bankruptcy Court under section 365 and 1123(b) of the Bankruptcy Code approving the contract and lease assumptions or rejections described above as of the Effective Date.

Except as otherwise expressly provided in Article VII or any other provisions of the Plan (and except as may otherwise be agreed between an employee and the board of directors of the Reorganized Debtors, with the approval of the Ad Hoc Committee of Holders), the Reorganized Debtors shall continue to perform their obligations under all employment and severance contracts and policies, and all compensation and benefit plans, policies and programs of the Debtors applicable to their employees, retirees and nonemployee directors and the employees and retirees of their subsidiaries, including, without limitation, all savings plans, retirement plans (including the Pension and Retirement Plans), health care plans, disability plans, severance benefit plans, incentive plans, life and accidental death and dismemberment insurance plans, provided that the board of directors of Caraustar shall have agreed to vote for the board of directors of Reorganized Caraustar, and shall have adopted any resolutions and taken such other actions prior to the Confirmation Date as necessary to provide that neither the Plan nor the transactions or distributions contemplated under the Plan constitute a Change in Control, and provided, further, that the Bankruptcy Court enters a Final Order (which order may be the Confirmation Order) finding that neither the Plan nor the transactions or distributions contemplated thereunder shall constitute a Change in Control. Nothing herein shall restrict the rights of the board of directors of the Reorganized Debtors to change or modify any such policy, plan or program in accordance with its terms.

In addition, prior to the Effective Date, the Debtors will not, without the prior written consent of the Ad Hoc Committee of Holders: (i) enter into any executive employment agreements or collective bargaining agreements, (ii) modify any existing employment agreements, collective bargaining agreements or benefit plans, (iii) hire any executive or employee whose total compensation is greater than $100,000, or (iv) increase the compensation for any executive or employee whose total compensation is greater than $100,000.

E. Release, Injunction, Exculpation and Related Provisions

1. Releases by the Debtors: As of the Effective Date, the Debtors and Reorganized Debtors in their individual capacities and as debtors-in-possession on behalf of each of the Debtors’ Estates will be deemed to release and forever waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or part on any act, omission, transaction, event or other occurrence taking place prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors, the Chapter 11 Case, the Plan or the Disclosure Statement, or any document or agreement related thereto; provided, however, that such releases shall not apply to an act or omission that is determined by a Final Order of the Bankruptcy Court to have constituted willful misconduct or gross negligence.

2. Exculpation: From and after the Effective Date, the following parties (the “Released Parties”): (i) the Debtors, (ii) the Non-Debtor Affiliates, (iii) the Ad Hoc Committee of Holders, (iv) the Senior Noteholders and their respective officers, directors, employees, agents, affiliates, successors and assigns, (v) the Senior Notes Indenture Trustees, (vi) the lenders and administrative agent under the Prepetition Credit Facility and their successors and assigns, (vii) the DIP Facility Lenders, the DIP Facility Agent and their successors and assigns, (viii) the present and former directors, officers and employees of the Debtors and the Non-Debtor Affiliates who were serving in such capacity on or after the Petition Date, (ix) any attorneys, financial advisors, investment bankers, accountants, consultants, or other professionals of the parties described in clauses (i) through (viii) hereof (including the Ad Hoc Committee Advisors); provided, however, that such attorneys and professional advisors shall only include those that provided services related to the Debtors, the Chapter 11 Case, the Plan, the Lock-Up Agreement and the transactions contemplated by the Plan, and (x) the directors, officers, partners, members, representatives and employees of the parties described in clauses (i) through (ix) hereof, shall neither have nor incur any liability to, or be subject to any right of action by, any Holder of a Claim or Interest, or any other party in interest, or any of their respective employees, representatives, financial advisors, attorneys, or agents acting in such capacity, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, formulating, negotiating or implementing the Lock-up Agreement and the Plan, the solicitation of acceptances of the Plan, the pursuit of approval of the Disclosure Statement and confirmation of the Plan, the confirmation of the Plan, the Plan Documents, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, or the restructuring transactions contemplated hereunder; provided, however, that the foregoing provision shall not apply to an act or omission that is determined by a Final Order of the Bankruptcy Court to have constituted willful misconduct or gross negligence. Any of the Released Parties shall be entitled to rely, in all respects, upon the advice of counsel with respect to their duties and responsibilities under the Plan.

3. Releases by Holders of Claims and Interests: As of the Effective Date, to the fullest extent permitted by law, (i) each Holder of a Claim or Interest that votes to accept or reject the Plan and does not mark their ballot so as to opt out of granting a release and (ii) each Holder of a Claim or Interest who, directly or indirectly, is entitled to receive a distribution under the Plan, including persons entitled to receive a distribution via an attorney, agent, indenture trustee or securities intermediary, and who does not mark their ballot so as to opt out of granting a release or otherwise prior to the commencement of the Confirmation Hearing file a pleading or other writing with the Bankruptcy Court opting out of granting a release, shall in consideration for the obligations of the Debtors and the Reorganized Debtors under the Plan and the Cash and the securities, contracts, instruments, releases and other agreements or documents to be delivered in connection with the Plan, be deemed to have forever released, waived and discharged all claims, demands, debts, rights, causes of action or liabilities (other than claims or causes of action arising out of an act or omission that is determined by a Final Order of the Bankruptcy Court to have constituted willful misconduct or gross negligence), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, relating to the Debtors, the Reorganized Debtors, the Chapter 11 Case, the Plan or the Disclosure Statement, the Plan Documents, or the restructuring transactions contemplated thereby, existing as of the Effective Date or thereafter that are based in whole or part on any act, omission, transaction event, or other occurrence taking place on or prior to the Effective Date, against the Released Parties; provided, however, that this provision of the Plan shall not apply to an act or omission that is determined by a Final Order of the Bankruptcy Court to have constituted willful misconduct or gross negligence.

4. Injunction Related to Exculpation and Releases. All persons that have held, hold or may hold any liabilities released or exculpated pursuant to the Plan will be permanently enjoined from taking any of the following actions against any Released Party or its property on account of such released liabilities: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind; (ii) enforcing, levying, attaching, collecting or otherwise recovering by any manner or means, directly or indirectly, any judgment, award, decree or order; (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any lien; (iv) except as provided herein, asserting any setoff, right of subrogation or recoupment of any kind, directly or indirectly, against any obligation due a Released Party; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

5. Injunction: Except as otherwise provided in the Plan or the Confirmation Order, from and after the Effective Date all persons who have held, hold or may hold Claims (other than Unimpaired Claims under the Plan) against or Interests in the Debtors, are (i) permanently enjoined from taking any of the following actions against the Estate(s), or any of their property, on account of any such Claims or Interests and (ii) permanently enjoined from taking any of the following actions against any of the Debtors, the Reorganized Debtors or their property on account of such Claims or Interests: (A) commencing or continuing, in any manner or in any place, any action, or other proceeding; (B) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (C) creating, perfecting or enforcing any lien or encumbrance; (D) asserting any right of setoff, subrogation or recoupment of any kind and (E) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained in the Plan shall preclude such persons from exercising their rights pursuant to and consistent with the terms of the Plan and nothing contained in the Plan shall preclude any action by a governmental unit based on (i) the Internal Revenue Code or other domestic, state, city or municipal tax code, (ii) the environmental laws of the United States or any domestic state, city or municipality, (iii) any criminal laws of the United States or any domestic state, city or municipality, (iv) the Securities Exchange Act of 1934, as amended, the Securities Exchange Act of 1933, as amended, or other securities laws of the United States or any domestic state, city or municipality, or (v) sections 1104-1109 and 1342(d) of the Employee Retirement Income Security Act of 1974, as amended.

F. Conditions Precedent to the Consummation of the Plan

It shall be a condition to consummation of the Plan that the following conditions shall have been satisfied or waived: (i) the Confirmation Order shall have been entered in a form and in substance reasonably satisfactory to the Debtors and the Ad Hoc Committee of Holders; (ii) the Exit Facility shall have been executed and delivered by all parties thereto, and all conditions precedent to the consummation thereof shall have been waived or satisfied in accordance with the terms thereof, and all proceeds of the Exit Facility shall have been made available to the Reorganized Debtors to fund distributions under the Plan; (iii) the final version of the Plan Supplement and all of the schedules, documents, and exhibits contained therein shall have been filed in form and substance reasonably acceptable to the Debtors and the Ad Hoc Committee of the Holders without prejudice to the Reorganized Debtors’ rights under the Plan to alter, amend, or modify certain of the schedules, documents, and exhibits contained in the Plan Supplement; (iv) all actions, documents, certificates, and agreements necessary to implement the Plan shall have been effected or executed and delivered to the required parties and, to the extent required, filed with the applicable Governmental Units in accordance with applicable laws; (v) the Ad Hoc Committee Advisor Claims and Senior Notes Indenture Trustee Claims that were timely presented shall have been satisfied by their retainer, paid in full and in Cash, or the Debtors shall have paid the Ad Hoc Committee Advisor Claims and Senior Notes Indenture Trustee Claims their outstanding fees and expenses pursuant to section 1129(a)(4) of the Bankruptcy Code in full in Cash; (vi) there shall be no material deviation in amount or type from the liabilities previously disclosed in writing to the Ad Hoc Committee of Holders or to the Ad Hoc Committee Advisors, including liabilities disclosed in the due diligence materials provided to the Ad Hoc Committee Advisors prior to the commencement of these Chapter 11 Case; (vii) the Articles of Incorporation and By-Laws and the amended certificates, articles of incorporation or partnership agreements of the Debtors, as necessary, shall have been adopted and filed with the applicable authorities of the relevant jurisdictions of incorporation or organization and shall have become effective in accordance with the corporate laws of such jurisdictions; and (viii) the Effective Date shall have occurred no later than August 22, 2009.

II. Shares Issuable or Reserved for Issuance on the Effective Date

As of the Confirmation Date, Caraustar had 30,025,279 shares of common stock issued and outstanding, all of which will be automatically cancelled and extinguished on the Effective Date. On the Effective Date or as soon as reasonably practicable thereafter, Reorganized Caraustar will issue 30,000 shares of New Common Stock to the Senior Noteholders. No additional shares of New Common Stock will be reserved for future issuance in respect of any other claims or interests. Notwithstanding the foregoing, Class B shares may be reserved pursuant to a management incentive plan that will be implemented by the Reorganized Debtors to provide equity incentives to the Reorganized Debtors’ management.

III. Information as to Assets and Liabilities of Debtors

Information as to the Debtors’ assets and liabilities as of the most recent practicable date is contained in the Caraustar Industries, Inc. and Subsidiaries (Debtors-in-Possession since May 31, 2009) Condensed Consolidated Balance Sheet (Unaudited) as of June 30, 2009 (the “Unaudited June 30 Balance Sheet”), attached hereto as Exhibit 99.2.

Cautionary Statement Regarding the Unaudited June 30 Balance Sheet

The Unaudited June 30 Balance Sheet contains financial information that has not been audited or reviewed by the Debtors’ independent registered public accounting firm and may be subject to future reconciliation or adjustments. The Unaudited June 30 Balance Sheet is in a format prepared specifically for this current report on Form 8-K and should not be used for investment purposes. The Unaudited June 30 Balance Sheet does not include footnote disclosure or other information normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) or for Debtors’ quarterly or annual reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the information in the Unaudited June 30 Balance Sheet may not be indicative of the Debtors’ financial condition or operating results for the periods that would be reflected in Debtors’ financial statements or reports pursuant to GAAP or the Exchange Act. Results set forth in the Unaudited June 30 Balance Sheet should not be viewed as indicative of future results.

Item 7.01.	Regulation FD Disclosure.

As a part of the disclosure in Item 1.03 above, the Company is providing the Caraustar Industries, Inc. and Subsidiaries (Debtors-in-Possession since May 31, 2009) Condensed Consolidated Balance Sheet (Unaudited) as of June 30, 2009, as Exhibit 99.2 to this current report on Form 8-K. See the Cautionary Statement Regarding the Unaudited June 30 Balance Sheet above.

Forward-Looking Information

This current report on Form 8-K, including contains certain “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that represent the Company’s expectations, anticipations or beliefs about future events, operating results or financial condition, restructuring plans, business plans and industry trends and their potential impact on the Company’s business and financial results. Statements that are not statements of historical fact, as well as statements including words such as “expect,” “intend,” “will,” “believe,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “plan,” “may,” “would,” “could,” “should,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by such statements. Such risk factors include, but are not limited to, the Company’s ability to continue as a going concern; the ability of the Company to obtain court approval for, and operate subject to, the terms of the DIP financing facility; the Company’s ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceeding, including a plan consistent with the terms set forth in the plan of reorganization; risks associated with a termination of the restructuring agreement and financing availability; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the proceeding to a Chapter 7 proceeding; the ability of the Company to obtain and maintain normal terms with customers, vendors, employees, and suppliers; the Company’s ability to maintain contracts and leases that are critical to its operations; the potential adverse impact of the Chapter 11 proceeding on the Company’s liquidity or results of operations; the effect that the “going concern” disclosure included in the opinion of the Company’s independent public accounting firm will have on the Company’s relationships with customers, suppliers, vendors and employees; fluctuations in raw material prices and energy costs; downturns in industrial production, housing and construction and the consumption of durable and nondurable goods; the degree and nature of competition; demand for the Company’s products; the degree of success achieved by the Company’s new product initiatives; increases in pension and insurance costs; changes in government regulations; the application or interpretation of those regulations or in the systems, personnel, technologies or other resources we devote to compliance with regulations; the impact on the liquidity, trading volume and trading prices of the Company’s common stock from the delisting of the Company’s common stock from the NASDAQ Capital Market Systems and the trading of the stock on the Pink OTC Market; the impact on the Company of its results of operations in recent years and the sufficiency of its financial resources to absorb the impact; and the Company’s ability to successfully dispose of its assets held for sale. Additional relevant risk factors that could cause actual results to differ materially are discussed in the Company’s registration statements and its most recent reports on Form 10-K, 10-Q and 8-K, as amended, filed with or furnished to, the Securities and Exchange Commission. These documents may be accessed through the web site of the Securities and Exchange Commission (www.sec.gov). The Company does not undertake any obligation to update any forward-looking statements and is not responsible for any changes made to this document by wire or Internet services.

The reorganization process presents inherent material uncertainty. It is not possible to determine with certainty the length of time it will take the Company to complete the restructuring, including the timing of court approvals, the effect of any third party proposals for competing plans of reorganization, whether all necessary approvals are ultimately obtained for the reorganization under the proposed terms, whether the plan of reorganization will be successful, or the outcome of the restructuring in general. In addition, the implementation of a plan of reorganization is dependent upon a number of conditions typical in similar reorganizations, including approval by the requisite holders of Senior Notes and court approval of the plan of reorganization.

While the Company is in the process of restructuring, investments in its securities will be highly speculative. Further, if the plan is implemented as described in this current report, the presently outstanding shares of the Company’s common stock will be cancelled.

Item 8.01.	Other Events.

On August 5, 2009, the company issued a press release announcing that the Bankruptcy Court had confirmed the Plan. A copy of the press release is attached as Exhibit 99.1.

Additional information about the company’s restructuring is available at the company’s website http://www.caraustar.com/restructure.html

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

2.1	Debtors’ First Amended Joint Plan of Reorganization dated June 30, 2009
2.2	Plan Supplement to Debtors’ First Amended Joint Plan of Reorganization
2.3	Annex to the Plan Supplement to Debtors’ First Amended Joint Plan of Reorganization
99.1	Press Release, dated August 5, 2009, issued by the company.
99.2	Caraustar Industries, Inc. and Subsidiaries (Debtors-in-Possession since May 31, 2009) Condensed Consolidated Balance Sheet (Unaudited) as of June 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2009

CARAUSTAR INDUSTRIES, INC.

By:	/S/ Ronald J. Domanico
Ronald J. Domanico
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Exhibit No.

Debtors’ First Amended Joint Plan of Reorganization dated June 30, 2009	2.1

Plan Supplement to Debtors’ First Amended Joint Plan of Reorganization	2.2

Annex to the Plan Supplement to Debtors’ First Amended Joint Plan of Reorganization	2.3

Press Release, dated August 5, 2009, issued by the company.	99.1

Caraustar Industries, Inc. and Subsidiaries (Debtors-in-Possession since May 31, 2009) Condensed Consolidated Balance Sheet (Unaudited) as of June 30, 2009.	99.2